UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 29, 2009

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	37-1490331

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-5000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(d) Amended and Restated Employment Agreement with Gary A. Norcross.
     On December 29, 2009 (the “Effective Date”), Gary A. Norcross entered into an amended and restated Employment Agreement with Fidelity National Information Services, Inc. (“FIS”) (the “New Norcross Agreement”), which amended, restated, superseded and replaced Mr. Norcross’s prior employment agreement with FIS, made and entered into as of November 16, 2007 (the “Prior Norcross Agreement”). As stated in the New Norcross Agreement, its purpose is to amend and restate the Prior Norcross Agreement, as well as all prior agreements between FIS, or any of its affiliates, and Mr. Norcross relating to the subject matter of the New Norcross Agreement, to recognize Mr. Norcross’s significant contributions to the overall financial performance and success of FIS, to protect FIS’ business interests through the addition of restrictive covenants, and to provide a single integrated document which shall provide the basis for Mr. Norcross’s continued employment by FIS. A description of the Prior Norcross Agreement is incorporated herein by reference to FIS’ annual proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2009 and is qualified by reference to the Prior Norcross Agreement filed with the Commission on February 29, 2008 as Exhibit 10.58 to FIS’ annual report on Form 10-K.
     The following summary of the New Norcross Agreement is not complete, and is qualified in its entirety by reference to the full text of the New Norcross Agreement filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. In the event of any conflict between the following summary and the full text of the New Norcross Agreement, the text of the New Norcross Agreement shall control.
     The New Norcross Agreement is generally similar to the Prior Norcross Agreement except in the following respects:
•	The New Norcross Agreement eliminates the right under the Prior Norcross Agreement to a tax gross-up payment on excess parachute payments;

•	The New Norcross Agreement provides Mr. Norcross with the right to convert any life insurance provided by FIS into an individual policy and a lump sum cash payment equal to thirty-six months of related premiums upon certain terminations of employment;

•	The New Norcross Agreement eliminates the right under the Prior Norcross Agreement to receive for three years life and health insurance benefits substantially similar to those received prior to the termination of employment; and

•	The New Norcross Agreement provides that Mr. Norcross shall not be required to report to any individual other than the Chief Executive Officer of FIS who occupies such position as of the Effective Date, and a breach of this provision shall be considered a material breach.
     Pursuant to the New Norcross Agreement, Mr. Norcross will be employed by FIS as its Chief Operating Officer, or in such other capacity as may be agreed by Mr. Norcross and FIS, and will report only to FIS’ Chief Executive Officer. The New Norcross Agreement provides for an initial term of three years from the Effective Date, and the term will automatically extend for an additional one year on each anniversary of the Effective Date unless either party gives written notice prior to the extension date before such extension would be effectuated. Mr. Norcross will receive an annual base salary of $650,000 per year and be eligible for an annual bonus under FIS’ annual bonus plan with a target bonus of not less than 150% of Mr. Norcross’s annual base salary, and a maximum bonus of up to 300% of Mr. Norcross’s annual base salary (collectively, the target and maximum annual bonus are referred to as the “Annual Bonus Opportunity”). During the term of his employment, Mr. Norcross generally will be entitled to all employee benefits (including medical and other insurance coverage) and incentive opportunities customarily made available by FIS to executives with the same corporate title, as well as supplemental disability insurance and eligibility to participate in FIS’ equity incentive plans.
     In the event that Mr. Norcross’s employment is terminated by FIS without “Cause” or by Mr. Norcross for “Good Reason” (each, as defined in the New Norcross Agreement), Mr. Norcross will be entitled to receive:
•	Mr. Norcross’s accrued obligations incurred prior to his termination;

•	a prorated annual bonus, based on the actual bonus that would have been earned in the year of termination had Mr. Norcross still been employed;

•	a lump-sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target annual bonus in the year in which the termination of employment occurs;

•	immediate vesting and/or payment of all outstanding and unvested stock option, restricted stock and other equity-based incentive awards (subject to achievement of performance goals in the case of awards based upon satisfaction of performance criteria);

•	COBRA coverage for up to three years and a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

•	the right to convert any life insurance provided by FIS into an individual policy and a lump sum cash payment equal to thirty-six months of related premiums.
     In the event that Mr. Norcross’s employment is terminated due to death or “Disability” (as defined in the New Norcross Agreement), FIS will pay Mr. Norcross (or, in the event of death, his estate or personal representative) any accrued obligations, a prorated annual bonus based on Mr. Norcross’s target Annual Bonus Opportunity, and the unpaid portion of his annual base salary that would have been paid for the remainder of the employment term.
     In the event that Mr. Norcross’s employment is terminated by the Company for Cause or by Mr. Norcross without Good Reason, Mr. Norcross will be entitled to any accrued obligations incurred prior to his termination.
     Mr. Norcross’s agreement also provides FIS and its shareholders with the following protections and rights:
•	severance benefits under the agreements are conditioned upon Mr. Norcross’s execution of a release of FIS and related parties in such form as is reasonably required by FIS;

•	Mr. Norcross is prohibited from competing with FIS during employment and for one year thereafter if Mr. Norcross’s employment terminates for a reason other than by FIS without Cause or by Mr. Norcross for Good Reason (subject to certain exceptions as described in the New Norcross Agreement); and

•	Mr. Norcross is prohibited during employment and at all times thereafter from sharing confidential information and trade secrets.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement, dated as of December 29, 2009, by and among Fidelity National Information Services, Inc. and Gary A. Norcross.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
	By:	/s/ Ronald D. Cook
Ronald D. Cook
Dated: December 29, 2009		Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement, dated as of December 29, 2009, by and among Fidelity National Information Services, Inc. and Gary A. Norcross.

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